Cambium Learning Group Announces First Quarter Earnings

Company realizes expected decline in overall revenue for the first quarter, but experiences growth in online subscriptions and services

May 10, 2012
4:05pm

DALLAS, May 10, 2012 /PRNewswire/ — Cambium Learning Group, Inc. (Nasdaq: ABCD, the “Company”), the leading educational company focused primarily on serving the needs of at-risk and special student populations, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2012 first quarter earnings. The call will be based on unaudited financial results through March 31, 2012.

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Financial Summary and Other Operational Metrics
	Three Months Ended
	March 31,	March 31,
(In millions)	2012	2011	$ Change	% Change
GAAP net revenues	$27.9	$30.7	$(2.8)	-9%
Adjusted net revenues	28.0	31.0	(3.0)	-10%
Change in adjusted deferred revenue	(7.2)	(7.1)	(0.1)	-1%
Adjusted net revenues plus change in adjusted deferred revenue	20.8	23.9	(3.1)	-13%
GAAP net loss	(20.3)	(9.8)	(10.5)	-108%
EBITDA	(7.3)	2.7	(10.0)	-367%
Adjusted EBITDA	(3.1)	1.5	(4.6)	-309%

As expected, the first quarter of 2012 proved challenging in replicating the order volume achieved in the first quarter of 2011.  The Company experienced order volume decline in each of its three business units; however, there was quarter-over-quarter improvement in the Learning A-Z product line within the Cambium Learning Technologies (CLT) business unit and service offerings, particularly school turnaround, within the Voyager Learning business unit.  The Company’s quarterly operating results are subject to seasonality primarily attributable to the timing of the academic school year.  Generally, the lowest revenues and earnings are in the first and fourth fiscal quarters and the highest revenues and earnings are in the second and third fiscal quarters.

“Consistent with our expectations, we realized a decline in order volume in the first quarter 2012,” said Ron Klausner, chief executive officer of Cambium Learning Group, Inc. “We expect a difficult second quarter, but believe the investments we are making in student-directed learning applications and turnaround services will result in sustainable growth.”

Company order volume decreased 16% for first quarter 2012 versus first quarter 2011. Order volume changes by business unit were as follows:

•	Voyager Learning decreased 19%

•	CLT decreased 8%

•	Sopris Learning decreased 27%

CLT experienced its first decrease in quarterly order volume since the creation of the business unit in late 2009. Within the unit, sales of the combined Learning A-Z and Explore Learning continued to grow but this combined growth was offset by continued declines in sales of the Kurzweil and Intellitools technology based products.

First quarter GAAP net revenues declined by 9% to $27.9 million compared with $30.7 million in 2011.  The decline was caused by the lower order volume offset by recognition of deferred revenues.  A large portion of the CLT segment’s sales are recognized over the related subscription period and the segment experienced significant order volume growth in 2011.

Adjusted net revenues, which exclude the impact of purchase accounting, decreased by 10% in Q1 2012 versus 2011.  Adjusted net revenues by business unit for the first quarter and the percentage change from prior year first quarter were as follows:

•	Voyager Learning: $12.1 million, down 18%

•	Sopris Learning: $3.2 million, down 23%

•	CLT: $12.7 million, up 5%

On an adjusted basis, EBITDA was a loss of $3.1 million in first quarter, down $4.6 million from a gain of $1.5 million in first quarter 2011. The decline in adjusted EBITDA is primarily the result of a $3.0 million decline in adjusted revenues and increased 2012 investment in sales, marketing and development primarily made in the growing online-based products.

The first quarter reported cash used in operations of $17.2 million as the Company’s operations are highly seasonal and the first half is typically cash flow negative.  The Company has cash and cash equivalents of $41.8 million on the balance sheet as of March 31, 2012.

As a result of the plan to outsource warehouse operations and to cease use of the leased facility in Frederick, Colorado, the Company recorded an impairment of long-lived assets of $2.8 million in Q1.  The Company also incurred $0.9 million of termination benefits and warehouse transition costs in connection with the reengineering and restructuring initiative.

First Quarter 2012 Business Highlights

This year, Learning A-Z celebrates its ten-year anniversary as a provider of online resources for teachers and students.  Additionally, an independent report published in January 2012 ranked Reading A-Z.com, a teacher resource website developed by Learning A-Z, as number one among teachers as a used or recommended website and ranked Reading A-Z.com and Raz-Kids.com among the top 10 websites used or recommended for students.   The report titled, “Elementary Reading Market: Teaching Methods, Traditional and Digital Materials Used and Needed, and Market Size” was published by Education Market Research (EMR).

In March 2012, the Company announced that the ExploreLearning, Learning A-Z and Kurzweil Educational Systems divisions of CLT, received finalist honors in seven education categories for the prestigious CODiE™ Awards.  It was recently announced that ExploreLearning Reflex won in the Best K-12 Instructional Solution category.   Established by the Software & Information Industry Association (SIIA), the CODiEs recognize excellence and achievement in the business software, digital content, and education technology industries.

The Company progressed with its re-engineering and restructuring effort that began in late 2011 and will continue through 2012.  This effort is intended to realign the Company’s resources and skill sets with emerging digital trends, align our organizational and cost structure to our strategic goals, enhance the customer experience and provide significant cost reductions in several operational areas through re-engineering and optimizing certain key processes.   The targeted annual cash savings from all re-engineering and restructuring activities is expected to range from $6.0 to $8.0 million annually by 2013.

As one of the key projects associated with the re-engineering and restructuring efforts, the Company made significant progress in transferring its warehouse operations to a third party logistics provider, Ozburn-Hessey Logistics, LLC (“OHL”), and plans to cease use of the leased facility in Frederick, Colorado that includes its warehouse and other office space in the second quarter of 2012. Outsourcing of the warehouse operations is expected to lower costs and make them more variable for the Company’s print-based products.

The ComputED Gazette recently named Kurzweil 3000® — firefly by Kurzweil Educational Systems a winner in their 18th annual Best Educational Software Awards (BESSIE) program.  The BESSIE Awards target innovative and content-rich programs and websites that provide parents and teachers with the technology to foster educational excellence. Winners are chosen from titles submitted by publishers worldwide. Kurzweil 3000 — firefly won in the “Teacher Tools: Literacy Skills Website” category.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA and adjusted net revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net revenues provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net revenues exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.

Investor Conference Call

The Company will provide additional commentary on today’s conference call. To listen to the Company’s conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Thursday, May 10, 2012. The call will be recorded and archived until Monday, June 11, 2012, and can be replayed by calling (877) 344-7529 and entering ID#10013780. The conference call will also be Webcast and available on the Company’s Website at http://cambiumlearning.investorroom.com/events.

About Cambium Learning Group, Inc.
Cambium Learning® Group (Nasdaq: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company is comprised of three business units: Voyager Learning provides comprehensive print and online intervention solutions,  professional development as well as school turnaround offerings and includes Lincoln National Academy, class.com, and Voyager Education Services; Sopris Learning is known for supplemental solutions including assessment, supplemental intervention, positive behavior supports and professional development; and Cambium Learning Technologies develops instructional and assistive technology and represents IntelliTools®, Kurzweil Educational Systems®, Learning A–Z, and ExploreLearning. Believing that all students can achieve, Cambium Learning Group is committed to providing evidence-based support and expert professional services to empower educators and increase student achievement. Learn more at www.cambiumlearning.com.

Media and Investor Contact:
Chris Cleveland
Cambium Learning Group, Inc.
214.932.9474
chris.cleveland@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31,	March 31,
	2012	2011
Net revenues	$27,855	$30,695
Cost of revenues:
Cost of revenues	11,166	10,967
Amortization expense	6,370	6,618

Total cost of revenues	17,536	17,585
Research and development expense	3,332	2,379
Sales and marketing expense	11,896	10,903
General and administrative expense	5,745	5,812
Shipping and handling costs	327	334
Depreciation and amortization expense	1,659	1,736
Embezzlement and related expense (recoveries)	(85)	(2,436)
Impairment of long-lived assets	2,791	—

Total costs and expenses	43,201	36,313
Loss before interest, other
income and income taxes	(15,346)	(5,618)
Net interest expense	(4,777)	(4,405)
Other income, net	36	363

Loss before income taxes	(20,087)	(9,660)
Income tax expense	(177)	(97)

Net loss	$(20,264)	$(9,757)

Net loss per common share:
Basic net loss per common share	$(0.41)	$(0.22)
Diluted net loss per common share	$(0.41)	$(0.22)
Average number of common shares and equivalents outstanding:
Basic	49,947	44,353
Diluted	49,947	44,353

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
	March 31,	December 31,
	2012	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$41,768	$63,191
Accounts receivable, net	10,649	13,485
Inventory	22,081	21,561
Deferred tax assets	2,800	2,829
Restricted assets, current	1,387	1,393
Assets held for sale	2,727	2,727
Other current assets	4,623	4,735

Total current assets	86,035	109,921
Property, equipment and software at cost	42,425	42,878
Accumulated depreciation and amortization	(14,531)	(12,968)

Property, equipment and software, net	27,894	29,910

Goodwill	114,297	114,297
Acquired curriculum and technology intangibles, net	24,653	26,996
Acquired publishing rights, net	24,544	26,861
Other intangible assets, net	17,246	18,111
Pre-publication costs, net	10,466	10,034
Restricted assets, less current portion	10,716	11,082
Other assets	22,142	22,468

Total assets	$337,993	$369,680

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$821	$826
Accounts payable	4,304	3,024
Accrued expenses	15,887	21,203
Deferred revenue, current	32,216	38,984

Total current liabilities	53,228	64,037

Long-term liabilities:
Long-term debt	174,206	174,165
Capital lease obligations, less current portion	11,903	12,294
Deferred revenue, less current portion	3,991	4,304
Contingent value rights, less current portion	6,737	6,684
Other liabilities	17,813	18,126

Total long-term liabilities	214,650	215,573

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares
issued and outstanding at March 31, 2012 and December 31, 2011)	—	—
Common stock ($.001 par value, 150,000 shares authorized,
51,208 and 51,162 shares issued, and 49,564 and 49,518 shares
outstanding at March 31, 2012 and December 31, 2011, respectively)	51	51
Capital surplus	281,540	281,240
Accumulated deficit	(204,923)	(184,659)
Treasury stock at cost (1,644 shares at March 31, 2012
and December 31, 2011)	(4,931)	(4,931)
Other comprehensive income (loss):
Pension and postretirement plans	(1,623)	(1,632)
Net unrealized gain on securities	1	1

Accumulated other comprehensive income (loss)	(1,622)	(1,631)

Total stockholders’ equity	70,115	90,070

Total liabilities and stockholders’ equity	$337,993	$369,680

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss
	and Adjusted EBITDA for the Three Months Ended March 31, 2012 and 2011
	(In thousands)
	(Unaudited)
		Three Months Ended March 31,
		2012	2011
Total net revenues		$27,855	$30,695
Non-recurring and non-operational costs included in
	net revenues but excluded from adjusted net revenues:
	Adjustments related to purchase accounting	132	332
Adjusted net revenues		$27,987	$31,027

Net loss		$(20,264)	$(9,757)
Reconciling items between net loss and EBITDA:
	Depreciation and amortization	8,029	8,354
	Net interest expense	4,777	4,405
	Other income	(36)	(363)
	Income tax expense	177	97

Income (loss) from operations before interest and other income
	(expense), income taxes, and depreciation and
	amortization (EBITDA)	(7,317)	2,736
Non-recurring, non-operational, and certain non-cash costs
	included in EBITDA but excluded from Adjusted EBITDA:
	Re-engineering and restructuring costs	3,704	—
	Corporate costs related to a 2009 merger	181	311
	Stock-based compensation expense	225	290
	Embezzlement and related expenses (recoveries)	(85)	(2,436)
	Adjustments related to purchase accounting	103	288
	Adjustments to CVR liability	53	308
Adjusted EBITDA		$(3,136)	$1,497

		Cambium Learning Group, Inc.
		Change in Adjusted Deferred Revenue
		(in thousands)
		(Unaudited)
			As of:

	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2010	2011	2011	2011	2011	2012

Deferred revenue	$37,556	$30,779	$31,581	$43,479	$43,288	$36,207
Purchase accounting fair value adjustment	1,437	1,105	782	548	398	266

Adjusted deferred revenue	38,993	31,884	32,363	44,027	43,686	36,473
Change in adjusted deferred revenue	$ 3,430	$ (7,109)	$ 479	$ 11,664	$ (341)	$ (7,213)